Exhibit 10.4

Xhibit LLC

Unit Exchange Agreement

This Agreement is made as of this 9th day of August, 2011, by and among Xhibit LLC, a Nevada limited liability company, with its principal office at 774 Mays Blvd. #10-343, Incline Village, Nevada 89451 (the “Company”), Chris Richarde (“Richarde”) whose address 560 Village Drive, #26, Incline Village, NV 89450, and Jason Hrissikopoulos (“Hrissikopoulos”) whose address is 16035 Inglewood Road N.E., Kenmore, WA 98028 (Richarde and Hrissikopoulos are referred to individually as a “Member” or collectively as the “Members”).

I. Recitals.

a.           Each Member owns the respective number of membership units of Stacked Digital, LLC, a Washington limited liability company (“Stacked Digital”), Spyfire Interactive, LLC, a Nevada limited liability company (“Spyfire”), and Hrizzo, LLC, a Washington limited liability company (“Hrizzo”), set out opposite that person’s name in column 2 to Exhibit A to this Agreement (the “Stacked Digital Units”, the “Spyfire Units” and the “Hrizzo Units”, respectively);

b.           The Company wishes to acquire all the Stacked Digital Units, Spyfire Units and Hrizzo Units (collectively, the “Exchange Units”) in exchange for the number of membership units of the Company set out opposite that person’s name in column 3 to Exhibit A to this Agreement (the “Company Units”) on the terms and subject to the conditions set forth in this Agreement; and

c.           Each of the Members has agreed to exchange the Exchange Units for the Company Units on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

II. Agreement.

1.          Plan of Reorganization. The Company and the Members have agreed to a plan of reorganization (the “Plan of Reorganization”). A copy of the Plan of Reorganization is attached to this Agreement as Exhibit B. The parties to this Agreement shall promptly take such actions that are necessary or appropriate to implement the Plan of Reorganization.

2.           Exchange of Membership Units. Subject to the terms and conditions of this Agreement, each Member hereby agrees to assign, transfer and deliver to the Company prior to or at the Closing the number of Exchange Units listed opposite that Member’s name in column 2 of Exhibit A to this Agreement in exchange for the issue and delivery by the Company at the Closing of the number of fully paid and non-assessable Company Units listed opposite the name of the Member in column 3 of Exhibit A. The Exchange Units to be transferred to the Company pursuant to this Agreement shall be transferred cum distribution with respect to any distributions payable to members of record at any record date prior to the Closing. All taxes, if any, levied with respect to the transfer of the Exchange Units and the issue of the Company Units pursuant to this Agreement shall be paid by the Company.

3.           Closing. The Closing for the exchange of shares described in paragraph 3 of this Agreement shall take place at the offices of Invicta Law Group, PLLC, 1000 Second Avenue, Suite 3310, Seattle, WA 98104-1019 on or before August 15, 2011 at 10:00 A.M. local time or at such other place and time as the parties to this Agreement shall agree. At the Closing, the Members will deliver to the Company the certificates (or other evidence of ownership satisfactory to the Company) for the Exchange Units, duly endorsed for transfer or with duly executed transfer powers attached. At the Closing, the Company will deliver to the Members the certificates (or other evidence of ownership satisfactory to the Members) for the Company Units to be issued to the Members pursuant to this Agreement.

4.           Representations and Warranties

a.           The Company. The Company hereby makes to the Members the following representations and warranties, each of which is material and is being relied upon by the Members, is true and correct at the date hereof, shall be true and correct at the date of the Closing and shall survive the Closing:

i.            Organization and Standing of the Company. The Company is a limited liability company duly organized validly existing and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to carry on its business and to own all the property now owned by it. A true and correct copy of the Company’s Articles of Organization, as amended and now in effect, is attached as Exhibit 3.a.i to this Agreement.

ii.         Capitalization of the Company. At the Closing, (A) the Company will issue to the Members 26,345,200 Company Units; (B) all of the Company Units to be issued to the Members pursuant to this Agreement will have been duly authorized and when issued in accordance with this Agreement, will be validly issued, fully paid, not subject to further assessment or call and without personal liability attaching to them, and will be authorized, subscribed and paid up pursuant to, and within the limitations contained in, such appropriate and effective permits and consents of the applicable government authorities as required by law; and (C) the Company will issue to the Members, and the Members will receive, good and valid legal and beneficial title to the Company Units to be issued to the Members pursuant to this Agreement, free and clear of all encumbrances except as set forth in that certain Operating Agreement of the Company dated as of August 8, 2011.

iii.         Managers. The Manager of the Company as of the date of this Agreement is XHIBIT Management Corp., a Nevada corporation.

iv.         Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

v.           Compliance with Law. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

vi.         Litigation. To the Company’s knowledge, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

vii.         Governmental Consents. At the Closing, all necessary or appropriate consents, approvals, authorizations or other action by, or filing, registration or qualification with, any administrative or governmental body of any jurisdiction required of the Company in connection with the execution, delivery and performance of this Agreement by the Company and the issue, exchange and delivery by the Company of the Company Units to be issued to the Members pursuant to this Agreement will have been obtained or made, as the case may be.

viii.         Due Execution, Delivery and Performance. Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of any of its obligations under this Agreement: (a) conflicts with or will result in a breach of any laws, regulations or orders of any applicable jurisdiction which are binding on the Company, or any of the terms, conditions or provisions of the Certificate of Formation of the Company (as in effect on the date of this Agreement and on the date of the Closing) or of any agreement or instrument to which the Company is a party or by which it is bound; (b) constitutes or will constitute a default or will relieve the other party of its obligations under any such agreement or instrument; or (c) will result in the creation or imposition of any encumbrance of any nature whatsoever upon any of the property or assets of the Company, or in any way impair the rights granted or agreed to be granted to the Members hereunder.

ix.         Corporate Action. At the Closing, the execution and delivery of this Agreement by the Company and the performance of its covenants and undertakings in accordance with this Agreement will have been duly authorized by all requisite corporate action, and the Company has the corporate power and authority to enter into this Agreement and to perform the covenants and undertakings to be performed by the Company hereunder. Upon execution and delivery, this Agreement will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with its terms.

b.           The Members. Except for (ix)-(xii) below which are made by Richarde and Hrissikopoulos individually, for purposes of this Agreement, (i) Richarde will make the following representations and warranties with respect to SpyFire and Stacked Digital, and (ii) Hrissikopoulos will make the following representations and warranties with respect to Hrizzo and Stacked Digital, each of which is material and is being relied upon by the Company, is true and correct at the date hereof, shall be true and correct at the date of the Closing and shall survive the Closing:

i.            Organization and Standing of the Exchange Companies. Spyfire is a limited liability company duly organized validly existing and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to carry on its business and to own all the property now owned by it. Hrizzo is a limited liability company duly organized validly existing and in good standing under the laws of the state of Washington and has all requisite corporate power and authority to carry on its business and to own all the property now owned by it. Stacked Digital is a limited liability company duly organized validly existing and in good standing under the laws of the state of Washington and has all requisite corporate power and authority to carry on its business and to own all the property now owned by it. A true and correct copy of each Exchange Company’s Certificate of Formation, as amended and now in effect, is attached as Exhibit 3.b.i. to this Agreement.

ii.         Capitalization of the Company. At the Closing, (A) each Exchange Company has issued and outstanding the number of membership units set out opposite its name:

Spyfire	10,000,000
Stacked Digital	10,000
Hrizzo	10,000

(B) all of the Exchange Units to be exchanged to the Company pursuant to this Agreement have been duly authorized, are validly issued, fully paid, not subject to further assessment or call and without personal liability attaching to them, and are authorized, subscribed and paid up pursuant to, and within the limitations contained in such appropriate and effective permits and consents of the applicable government authorities as required by law; and (C) the Members will assign to the Company, and the Company will receive, good and valid legal and beneficial title to the Exchange Units pursuant to this Agreement, free and clear of all encumbrances.

iii.         Managers. The Managers of the Exchange Companies as of the date of this Agreement are set forth below:

Spyfire	Chris Richarde
Stacked Digital	Chris Richarde and Jason Hrissikopoulos
Hrizzo	Jason Hrissikopoulos

iv.         Taxes.  Each of the Exchange Companies has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Exchange Companies and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Exchange Companies such judgments were reasonable under the circumstances) and complete in all material respects.

v.           Litigation. To their knowledge, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Exchange Companies, threatened, against or affecting the business of the Exchange Companies, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Exchange Companies, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Exchange Companies. None of the Exchange Companies has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

vi.         Governmental Consents. At the Closing, all necessary or appropriate consents, approvals, authorizations or other action by, or filing, registration or qualification with, any administrative or governmental body of any jurisdiction required of the Members in connection with the execution, delivery and performance of this Agreement by the Members and the exchange and delivery by the Members of the Exchange Units to be assigned to the Company pursuant to this Agreement will have been obtained or made, as the case may be.

vii.         Due Execution, Delivery and Performance. Neither the execution and delivery of this Agreement by the Members nor the performance by the Members of any of his obligations under this Agreement: (a) conflicts with or will result 1n a breach of any laws, regulations or orders of any applicable jurisdiction which are binding on the Members or Exchange Companies, or any of the terms, conditions or provisions of the Certificates of Formation of the Exchange Companies (as in effect on the date of this Agreement and on the date of the Closing) or of any agreement or instrument to which the Members or Exchange Companies are a party or by which he or it is bound; (b) constitutes or will constitute a default or will relieve the other party of its obligations under any such agreement or instrument; or (c) will result in the creation or imposition of any encumbrance of any nature whatsoever upon any of the property or assets of the Members or Exchange Companies, or in any way impair the rights granted or agreed to be granted to the Members hereunder.

viii.         Power and Authority. At the Closing, the Members have the power and authority to enter into this Agreement and to perform the covenants and undertakings to be performed by the Members hereunder. Upon execution and delivery, this Agreement will constitute the legal, valid and binding obligations of the Members, enforceable in accordance with its terms.

ix.          Purchase for Investment.

1.          Each Member is acquiring the Company Units for investment for his own account and not as nominees or agents, and not with a view to the resale or distribution of any part thereof, and each Member has no present intention of selling, granting any participation in, or otherwise distributing the same. The Members further represent that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Units.

2.          Each Member understands that the Company Units are not registered under the Securities Exchange Act of 1933, as amended (the “Act”) on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act, and that the Company’s reliance on such exemption is predicated on the Member’s representations set forth herein. Each Member is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act.

x.         Investment Experience. Each Member acknowledges that he can bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Company Units.

xi.        Information. Each Member has carefully reviewed such information as such he deemed necessary to evaluate an investment in the Company Units. To the full satisfaction of each Member, he has been furnished all materials that he has requested relating to the Company and the issuance of the Company Units hereunder, and each Member has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to him. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Members have relied in making an exchange of the Exchange Units for the Company Units.

xii.       Restricted Securities. Each Member understands that the Company Units may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Units or any available exemption from registration under the Act, the Company Units must be held indefinitely. Each Member is aware that the Company Units may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

5.           Conditions to Closing.

a.           Each and all of the obligations and duties of the Company under this Agreement are expressly conditional upon, and subject to the fulfillment of, prior to or at the Closing, each of the following conditions:

(i)          the representations and warranties of the Members provided for in this Agreement shall be true and correct in all material respects at the time of the Closing, as though made at that time; and

(ii)         all notices (if any) required to be given under all applicable laws by the Members with respect to the transactions to be consummated pursuant to this Agreement shall have been given in accordance with such laws.

b.           Each and all of the obligations and duties of the Members under this Agreement are expressly conditional upon, and subject to the fulfillment of, prior to or at the Closing, each of the following conditions:

(i)          the representations and warranties of the Company provided in this Agreement shall be true and correct in all material respects at the time of the Closing, as though made at that time; and

(ii)         all notices (if any) required to be given under all applicable laws by the Company with respect to the transactions to be consummated pursuant to this Agreement shall have been given in accordance with such laws.

6.           Covenants.

a.           Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

b.           Distributions. On or before the Closing Date, the Members may, in their sole desecration, cause their respective Exchange Company to allocate and make distribution of cash in the amounts determined by such Members.

c.           Blue Sky Laws. The Company shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Company Units in connection with this Agreement.

d.           Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses, whether or not this Agreement is consummated.

e.           Indemnification and Insurance.

i.            For a period of one year following the Closing Date, the Members hereby agree as to their respective Representations and Warranties as set forth in this Agreement to indemnify the Company, each of the managers, officers and agents of the Company as of the Closing against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever, including reasonable attorneys’ fees, reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ii.         The Company hereby agrees to indemnify the Members as of the Closing against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever, including reasonable attorneys’ fees, reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

7.           General Provisions.

a.           All notices, demands or other communications under this Agreement shall be given or made in writing, and shall be delivered personally, or sent by certified or registered mail, with return receipt requested to the addresses set forth in this Agreement. Any notice, demand or other communication given or made by mail in the manner prescribed in this section shall be deemed to have been received five (5) days after the date of mailing.

b.           Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Except as specifically set forth in this Agreement, representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing.

c.           During the course of this transaction through Closing, each Party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

d.            Each party to this Agreement shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

e.           No amendment, interpretation or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by the parties to this Agreement.

f.            This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their successors, heirs or permitted assigns, as the case may be, and any such successors, heirs or assigns shall be deemed substituted for the original party under the provisions of this Agreement.

g.           The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall not be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

h.           This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements between the parties, whether written or oral, with respect to the subject matter of this Agreement. Each of the parties to this Agreement acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representations or warranties other than those contained in this Agreement.

i.            This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and determined in accordance with the laws of the State of Nevada.

j.            If any severable provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

k.          This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

l.            Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Sections and Exhibits are to the sections and exhibits, respectively, of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

IN WITNESS WHEREOF, the parties hereto have signed or caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.

Company:		Members:

Xhibit LLC
By: Xhibit Management Corp., its Manager

/s/ Jason Hrissikopoulos
Jason Hrissikopoulos

By:	/s/ Chris Richarde
Chris Richarde, Its CEO

/s/ Chris Richarde
Chris Richarde

Exhibit A

to

Unit Exchange Agreement

Column 1	Column 2	Column 3
Name and Address of Members	Company and Number of Exchange Units	Number and Class of Company Units

Chris Richarde	Spyfire – 10,000,000	17,246,600
560 Village Drive, #26	Stacked Digital – 5,000
Incline Village, NV 89450

Jason Hrissikopoulos	Hrizzo – 10,000	9,098,600
16035 Inglewood Road N.E., Kenmore, WA 98028	Stacked Digital – 5,000

Exhibit B

to

Unit Exchange Agreement

XHIBIT, LLC

PLAN OF REORGANIZATION

This Plan of Reorganization (the “Plan”), which is dated as of August 8, 2011, shall constitute the Plan of Xhibit, LLC, a Nevada limited liability company (“Xhibit”) as adopted by the Manager of Xhibit.

It is intended that the transactions described in the Plan shall constitute a tax free transfer of membership units of Xhibit.

The Manager of Xhibit is authorized, empowered and directed to execute and deliver all documents and to do such other acts in the name of and on behalf of Xhibit as it determines necessary or desirable in order to carry out the purposes and intentions of this Plan. The Manager shall be held harmless by Xhibit for any action taken by it in good faith under this Plan and for any expense or liability incurred by it in connection with the Plan.

Xhibit was formed on July 18, 2011, under the laws of the state of Nevada. Stacked Digital, LLC (“Stacked Digital”) was formed on April 11, 2010, under the laws of the state of Washington. Hrizzo, LLC (“Hrizzo”) was formed on June 5, 2007, under the laws of the state of Washington. Spyfire Interactive, LLC (“Spyfire”) was formed on October 27, 2005, under the laws of the state of Nevada. At the date of this Plan, the number of units of Stacked Digital, Hrizzo and Spyfire issued and outstanding are set forth in column 2 of Exhibit A hereto.

The transactions described will be completed as soon as reasonably possible but in any event not later than August 15, 2011. Xhibit will offer to issue (i) 17,246,600 Units to Richarde, and (ii) 9,098,600 Units to Hrissikopoulos in exchange for the transfer to Xhibit of (x) 10,000 membership units of Stacked Digital owned by Hrissikopoulos and Richarde, (y) 10,000 membership units of Hrizzo owned by Hrissikopoulos, and (z) 10,000,000 membership units of Spyfire owned by Richarde, each as set forth in column 2 of Exhibit A (collectively the “Members”)

Assuming that the Members accept this exchange offer in full, Xhibit will issue a total of 26,345,200 Units to the Members as set out in Exhibit A. Assuming that all of the Members accept the exchange offer in full, subsequent to the unit exchanges, Xhibit will acquire 100% of the issued and outstanding units of Stacked Digital, Hrizzo and Spyfire.

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